CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18

OF THE UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Good Earth Land Sales Company (the “Company”) on Form 10-QSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Petie P. Maguire, Chairman of the Board of Directors and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Petie P. Maguire

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PETIE P. MAGUIRE

Chairman of the Board of Directors

Chief Financial Officer

Good Earth Land Sales Company

November 14, 2007